UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant		[X]
Filed by a party other than the Registrant		[ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under § 240.14a-12
OBLONG, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]		Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

OBLONG, INC.

25587 Conifer Road, Suite 105-231,
Conifer, Colorado 80433
November 16, 2021
Dear Stockholder:
We are pleased to invite you to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Oblong, Inc. (the “Company”), which will be held at 10:00 AM MST on December 16, 2021, at the offices of Arnold & Porter Kaye Scholer LLP, located at 1144 Fifteenth Street, Suite 3100, Denver, Colorado 80202.
At the Annual Meeting, you will be asked to:
(1)elect five members of the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified;
(2)ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(3)transact other business as may properly come before the Annual Meeting.
The enclosed Notice and Proxy Statement contain complete information about the matters to be considered at the Annual Meeting. We are also enclosing our 2020 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (the "SEC") on March 30, 2021. Copies of these materials are also available for review at www.oblong.com/company/investor-relations or may be mailed to you free of charge by requesting a copy from us at 303-640-3838 or mailing a request to the Oblong Investor Relations department located at Oblong, Inc., 25587 Conifer Road, Suite 105-231, Conifer, Colorado 80433. The Proxy Statement and our 2020 Annual Report on Form 10-K are also available for viewing, printing and downloading at www.proxyvote.com.
In light of the COVID-19 pandemic, it could become necessary to change the date, time, location, and/or means of holding the Annual Meeting (including by means of remote communication). If such a change is made, we will announce the change in advance, and the details on how to participate will be issued by press release, posted on our website, and filed with the SEC as additional proxy materials. Whether or not you expect to attend the Annual Meeting in person, we urge you to complete, date, sign and return the proxy card in the enclosed envelope or submit your proxy by telephone or internet, so that your shares will be represented and voted at the Annual Meeting.
Sincerely,
/s/ Peter Holst
Peter Holst
Chairman of the Board, President, and Chief Executive Officer of Oblong, Inc.

This proxy statement is dated November 16, 2021, and is first being mailed to stockholders of the Company on or about November 23, 2021.

OBLONG, INC.

25587 Conifer Road, Suite 105-231,
Conifer, Colorado 80433

NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 16, 2021
To our Stockholders:
The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Oblong, Inc. (the “Company”, “Oblong”, “we” or “our”), will be held at 10:00 AM MST on December 16, 2021, at the offices of Arnold & Porter Kaye Scholer LLP, located at 1144 Fifteenth Street, Suite 3100, Denver, Colorado 80202, for the following purposes:
(1)to elect five members of the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified;
(2)to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(3)to transact other business as may properly come before the Annual Meeting.
WHO MAY VOTE:
Stockholders of record of our Common Stock as of the close of business on November 12, 2021, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting, or any adjournment or postponement thereof. A list of stockholders will be available at the Annual Meeting and during the 10 days prior to the Annual Meeting at our principal executive offices located at 25587 Conifer Road, Suite 105-231, Conifer, Colorado 80433. All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by internet, telephone or mail to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting.
To ensure your representation at the Annual Meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the internet. Please submit your proxy promptly, whether or not you expect to attend the Annual Meeting. Submitting a proxy now will not prevent you from being able to vote in person at the Annual Meeting.
In light of the COVID-19 pandemic, it could become necessary to change the date, time, location, and/or means of holding the Annual Meeting (including by means of remote communication). If such a change is made, we will announce the change in advance, and details on how to participate will be issued by press release, posted on our website, and filed with the SEC as additional proxy materials.
The Oblong Board of Directors recommends that you vote “FOR” the election of each of the Board’s nominees for director and "FOR” Proposal No. 2 to ratify the appointment of EisnerAmper, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.
By order of the Board of Directors,
/s/ David Clark
David Clark
Chief Financial Officer, Treasurer, and Corporate Secretary of Oblong, Inc.

YOUR PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD OR TO VOTE BY TELEPHONE OR INTERNET.

OBLONG, INC.

25587 CONIFER ROAD, SUITE 105-231,
CONIFER, COLORADO 80433
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement (this “Proxy Statement”), along with the accompanying Notice of the 2021 Annual Meeting of Stockholders (the “Notice”), contains information about the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Oblong, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 10:00 AM MST on December 16, 2021, at the offices of Arnold & Porter Kaye Scholer LLP, located at 1144 Fifteenth Street, Suite 3100, Denver, Colorado 80202. Directions to the Annual Meeting can be obtained by telephoning us at 303-640-3838. In this Proxy Statement, we refer to Oblong, Inc. as “we,” “our,” “us,” “Oblong” or “the Company.”
This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting.
On or about November 23, 2021, we will send this Proxy Statement, the attached Notice and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of the Proxy Statement, we will also send along with this Proxy Statement our 2020 Annual Report on Form 10-K which includes our financial statements for the fiscal year ended December 31, 2020.
Important Notice Regarding the Availability of Proxy Materials for Our Annual Meeting to Be Held on December 16, 2021:
This Proxy Statement and our 2020 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com.  We are providing a copy of our Annual Report on Form 10-K for the year ended December 31, 2020 with the accompanying proxy materials. Additionally, you can find a copy of our Annual Report on Form 10-K which includes our financial statements for the fiscal year ended December 31, 2020, on the website of the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov or on our website at www.oblong.com/company/investor-relations.
Record Date and Voting Securities
Only holders of record of our Common Stock (“Common Stock”) as of the close of business on November 12, 2021 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, 30,816,048 shares of Common Stock were issued and outstanding. Each holder of Common Stock is entitled to cast one vote per share of Common Stock held by such holder on each matter to be presented at the Annual Meeting.
Quorum
A quorum is present at the Annual Meeting if a majority of the shares of our capital stock issued and outstanding and entitled to vote on the Record Date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

For purposes of determining the presence of a quorum, abstentions, and with respect to the election of directors, “withhold” votes, will be treated as shares that are present and entitled to vote, while broker “non-votes” will be treated only as shares that are present. An abstention is the voluntary act of not voting by a stockholder who is present in person or by proxy at the Annual Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.
Voting Procedures
Stockholders have the option to vote by telephone, internet or mail by following the instructions on the attached proxy card. WE ENCOURAGE YOU TO RECORD YOUR VOTE BY TELEPHONE OR INTERNET. These voting methods are convenient and save significant postage and processing costs. In addition, when you vote by telephone or internet prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.
Internet. Vote over the internet at www.proxyvote.com, the website for internet voting. Simply follow the instructions on your proxy card, and you can confirm that your vote has been properly recorded. If you vote on the internet, you can request electronic delivery of future proxy materials. internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on December 15, 2021.
Telephone. Vote by telephone by following the instructions on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on December 15, 2021.
Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board of Directors. If mailed, your completed and signed proxy card must be received by December 15, 2021.
Meeting. Please see “Questions and Answers about the Oblong Annual Meeting - How can I vote my shares in person at the Annual Meeting?” for more information regarding voting at the Annual Meeting.
Shares Held in “Street Name”
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

If you are the beneficial owner of shares held in the name of a broker, bank or other nominee and do not provide that broker, bank or other nominee with voting instructions in the proxy card, your broker may vote your shares only with respect to certain matters considered routine. For any matters that are not routine for which you do not provide voting instructions in the proxy card, your shares will constitute “broker non-votes” and are not considered entitled to vote on that proposal. With respect to the matters being voted on at the Annual Meeting, your broker has discretionary authority to vote your shares in the absence of instructions from you only on the ratification of the selection of the Company’s independent registered public accounting firm. As a result, we do not expect any broker non-votes to occur with respect to this proposal. However, because broker non-votes will be treated as shares that are “present” for purposes of establishing a quorum, they will have the same effect as a vote “against” this proposal. Your broker does not have discretionary authority to vote your shares in the election of directors if you do not furnish instructions on such matter. Thus, assuming that a quorum is obtained, any broker non-votes will not affect the outcome of the election of our board of directors.
Voting Requirements for Approval
Item One—Election of Directors: Pursuant to our Amended & Restated Bylaws (the “bylaws”), a plurality of the votes duly cast at the Annual Meeting is required for the election of directors. You may vote “FOR” or “WITHHOLD” authority to vote on this Proposal. The persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Abstentions, broker non-votes and withheld votes, if any, are not counted as votes cast and will have no effect on the outcome of this election.
Item Two—Ratification of Appointment of Independent Registered Public Accounting Firm:    To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the total number of votes of our capital stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. To be approved, the shares voted “FOR” this proposal must exceed the number voted “AGAINST” this proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the proposal and establishing a quorum. Accordingly, an abstention will have the effect of a vote against the proposal. On this proposal, brokers will have discretionary authority to vote in the absence of timely instructions from their customers. As a result, we do not expect any broker non-votes to occur with respect to this proposal. However, any broker non-votes will have the same effect as a vote against this proposal.
Solicitation and Revocation
After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card or by telephone or internet, you may use any of these methods to change your vote. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the telephone and internet voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked. You may also revoke a proxy by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.
Oblong will bear the cost of the solicitation of proxies from its stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged Broadridge Financial Solutions to aid in the distribution of the proxy materials and will reimburse their related reasonable out-of-pocket expenses.

QUESTIONS AND ANSWERS ABOUT THE OBLONG ANNUAL MEETING

Q.    Who is entitled to vote at the Annual Meeting?
A.    Holders of record of our Common Stock at the close of business on November 12, 2021, which we refer to as the “Record Date,” are entitled to cast one vote per share of Common Stock held by such holder on each matter to be presented at the Annual Meeting. As of the Record Date, 30,816,048 shares of Common Stock were issued and outstanding.
Q.    What is the purpose of the Annual Meeting?
A.    At the Annual Meeting, stockholders will consider and vote upon the following matters:
(1)to elect five members of the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified;
(2)to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(3)to transact other business as may properly come before the Annual Meeting.
Q.    How can I access the proxy materials over the internet?
A.    Your proxy card will contain instructions on how to view our proxy materials on the internet. Our proxy materials are also available on our website at: www.Oblong.com.
Q.    How can I vote my shares?
A.    You may vote by any of the following four methods:
(1)    Internet. Vote over the internet at www.proxyvote.com, the website for internet voting. Simply follow the instructions on your proxy card, and you can confirm that your vote has been properly recorded. If you vote on the internet, you can request electronic delivery of future proxy materials. internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on December 15, 2021.
(2)    Telephone. Vote by telephone by following the instructions on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on December 15, 2021.
(3)    Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board of Directors. If mailed, your completed and signed proxy card must be received by December 15, 2021.

(4)    Meeting. If you are a stockholder of record as of November 12, 2021, you may attend and vote at the Annual Meeting on December 16, 2021.
If you hold your Company shares in a brokerage account, your ability to vote over the internet or by telephone depends on your broker’s voting process. Please follow the directions on your proxy card or the voting instruction card from your broker carefully.
The Board of Directors recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.
Q.    How can I vote my shares in person at the Annual Meeting?
A.    Stockholders of Record. If your shares are registered directly in your name with the American Stock Transfer & Trust Company, LLC (“AST”), our “transfer agent,” you are considered the stockholder of record with respect to those shares, and the proxy materials are being mailed to you. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can bring the proxy card or vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you decide later not to attend the Annual Meeting.
B.     Beneficial Owners. Most of our stockholders hold their shares in street name through a broker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will need to contact your broker, bank or nominee to obtain a legal proxy, and you will need to bring it to the Annual Meeting in order to vote in person.
In light of the COVID-19 pandemic, it could become necessary to change the date, time, location, and/or means of holding the Annual Meeting (including by means of remote communication). If such a change is made, we will announce the change in advance, and details on how to participate will be issued by press release, posted on our website, and filed as additional proxy materials.
Q.    How does the Board of Directors recommend that I vote?
A.    Our Board of Directors recommends that you vote:
(1)“FOR” the election of five members of the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified; and
(2)“FOR” the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
Q.    What is the voting requirement to approve each of the items?

A.    Item One—Election of Directors    : Pursuant to our bylaws, a plurality of the votes duly cast at the Annual Meeting is required for the election of directors. You may vote “FOR” or “WITHHOLD” authority to vote on this Proposal. The persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Abstentions, broker non-votes and withheld votes, if any, are not counted as votes cast and will have no effect on the outcome of this election.
Item Two—Ratification of Appointment of Independent Registered Public Accounting Firm:    To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the total number of votes of our capital stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. To be approved, the shares voted “FOR” this proposal must exceed the number voted “AGAINST” this proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the proposal. Accordingly, an abstention will have the effect of a vote against the proposal. On this proposal, brokers will have discretionary authority to vote in the absence of timely instructions from their customers. As a result, we do not expect any broker non-votes to occur with respect to this proposal. However, any broker non-votes will have the same effect as a vote against this proposal.
Q.    What happens if additional matters are presented at the Annual Meeting?
A.    Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.
Q.    What happens if I do not give specific voting instructions?
A.    If you are a stockholder of record, and vote without giving specific voting instructions, the proxyholders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement, and, with respect to any other matters that may properly come before the Annual Meeting, as the proxyholders may determine in their discretion.
If you are the beneficial owner of shares held in the name of a broker, bank or other nominee and do not provide that broker, bank or other nominee with voting instructions in the proxy card, your broker may vote your shares only with respect to certain matters considered routine. For any matters that are not routine for which you do not provide voting instructions in the proxy card, your shares will constitute “broker non-votes” and are not considered entitled to vote on that proposal. With respect to the matters being voted on at the Annual Meeting, your broker has discretionary authority to vote your shares in the absence of instructions from you only on the ratification of the selection of the Company’s independent registered public accounting firm. As a result, we do not expect any broker non-votes to occur with respect to this proposal. However, because broker non-votes will be treated as shares that are “present” for purposes of establishing a quorum, they will have the same effect as a vote “against” this proposal. Your broker does not have discretionary authority to vote your shares in the election of directors if you do not furnish instructions on such matter. Thus, assuming that a quorum is obtained, any broker non-votes will not affect the outcome of the election of our board of directors.
Q.    What is the quorum requirement for the Annual Meeting?
A.    A quorum is present at the Annual Meeting if a majority of the shares of our capital stock issued and outstanding and entitled to vote on the Record Date are represented in person or by proxy. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:
•are present and vote at the Annual Meeting; or
•properly submit a proxy card or vote over the internet or by telephone.

For purposes of determining the presence of a quorum, abstentions, and with respect to the election of directors, “withhold” votes, will be treated as shares that are present and entitled to vote, while broker “non-votes” will be treated only as shares that are present. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.
Q.    How can I change my vote after I return my proxy card?
A.    If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy card.
•First, you may send a timely written notice to Oblong, Inc., c/o Corporate Secretary, 25587 Conifer Road, Suite 105-231, Conifer, Colorado 80433 stating that you would like to revoke your proxy.

•Second, you may complete and submit another valid proxy by mail, telephone or over the internet that is later dated and if mailed, is properly signed, or if submitted by telephone or over the internet is received by 11:59 p.m. (Eastern Time) on December 15, 2021. Any earlier proxies will be revoked automatically.

•Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

If you hold your shares through a broker, bank or other nominee and you have instructed the broker, bank or other nominee to vote your shares, you must follow directions from your broker, bank or other nominee to change your vote.
Q.    Who will tabulate the votes?
A.    David Clark, our Chief Financial Officer, Treasurer and Corporate Secretary, will certify the tabulated vote and act as the inspector of elections for the Annual Meeting. Mr. Clark will be responsible for (i) determining the presence of a quorum at the Annual Meeting, (ii) receiving all votes and ballots, whether by proxy or in person, with regard to all matters voted upon at the Annual Meeting, (iii) counting and tabulating all such votes and ballots and (iv) determining and reporting the results with regard to all such matters voted upon at the Annual Meeting.
Q.    Where can I find the voting results of the Annual Meeting?
A.    We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Q.    Who pays for the cost of this proxy solicitation?
A.    Oblong will bear the cost of the solicitation of proxies from its stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged Broadridge Financial Solutions to aid in the distribution of the proxy materials and will reimburse their related reasonable out-of-pocket expenses.
Q.    Is there a list of stockholders entitled to vote at the Annual Meeting?
A.    The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at our principal executive offices between the hours of 9:00 a.m. and 5:00 p.m. Mountain Time for any purpose relevant to the Annual Meeting. To arrange to view this list during the times specified above, please contact the Corporate Secretary of the Company at Oblong, Inc., c/o Corporate Secretary, 25587 Conifer Road, Suite 105-231, Conifer, Colorado 80433 or call 303-640-3838.

THIS QUESTION AND ANSWER SECTION IS ONLY MEANT TO GIVE AN OVERVIEW OF THE PROXY STATEMENT. FOR MORE INFORMATION, PLEASE REFER TO THE MATERIAL CONTAINED IN THE SUBSEQUENT PAGES.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
Directors to be elected are to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The number of directors is determined from time to time, and may be increased or decreased, by our Board of Directors, and is currently five members. The nominees who will stand for election are Jason Adelman, Matthew Blumberg, Peter Holst, James Lusk, and Deborah Meredith, all of whom are currently members of our Board of Directors. The five nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee, the Board of Directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our Board of Directors has no reason to believe that any of the named nominees will be unable or unwilling to serve as a nominee or as a director if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Director Nominees
The following table sets forth information with respect to our director nominees.

Name	Age	Position with Company
Jason Adelman (1)(2)(3)	52	Director, Chairman of the Compensation Committee, Chairman of the Nominating Committee
Matthew Blumberg (1)(3)	51	Director
Peter Holst	52	Chairman of the Board, President and Chief Executive Officer
James Lusk (1)(2)(3)	65	Director, Chairman of the Audit Committee, Lead Independent Director
Deborah Meredith (2)(3)	62	Director
___________________
(1)    Member of the Audit Committee.
(2)    Member of the Compensation Committee.
(3)    Member of the Nominating Committee.
Nominee Biographies
Jason Adelman, Director. Mr. Adelman joined our Board of Directors in July 2019. Mr. Adelman is the Founder and Managing Member of Burnham Hill Capital Group, LLC, a privately held financial advisory firm, and serves as Managing Member of Cipher Capital Partners LLC, a private investment fund. Mr. Adelman also serves as a member of the board of directors of Trio-Tech International (NYSE American:TRT). Prior to founding Burnham Hill Capital Group, LLC in 2003, Mr. Adelman served as Managing Director of Investment Banking at H.C. Wainwright and Co., Inc. Mr. Adelman graduated from the University of Pennsylvania with a B.A. in Economics, cum laude, and from Cornell Law School with a J.D.
In considering Mr. Adelman as a director of the Company, the Board reviewed, among other qualifications, his experience and expertise in finance, accounting, banking and management based on his experience with Burnham Hill Capital Group LLC, Cipher Capital Partners LLC, and H. C. Wainwright & Co. Mr. Adelman qualifies as an "audit committee financial expert" under the applicable SEC rules and accordingly contributes to the Board of Directors his understanding of generally accepted accounting principles and his skills in auditing, as well as in analyzing and evaluating financial statements.
Matthew Blumberg, Director. Mr. Blumberg joined our Board of Directors in August 2021. Mr. Blumberg is the Co-Founder and Chief Executive Officer of Bolster, an on-demand executive talent marketplace that helps accelerate companies’ growth by connecting them with experienced, highly vetted executives for interim, fractional, advisory, project-based or board roles. He also co-founder and currently serves as Chairman of Path Forward.ORG, a nonprofit organization on a mission to empower people to restart their careers after time spent focused on caregiving, working with more than 60 companies including Apple, Amazon, Wal-Mart, Intuit, Campbell’s Soup, PayPal, Verizon and Oracle. Mr. Blumberg is also an author and frequent public speaker. He was recognized as one of New York’s 100 most influential technology leaders by the Silicon Alley Insider in 2008, was one of Crain’s New York Top Entrepreneurs in 2012 and an Ernst & Young Entrepreneur of the Year finalist in 2012. He has served as a board member of numerous corporate, nonprofit and community organizations. Mr. Blumberg attended Princeton University where he graduated Summa Cum Laude with an A.B. in Urban Planning in 1992.

In considering Mr. Blumberg as a director of the Company, the Board reviewed his experience and expertise in work force matters and the leadership he has shown in his positions with current and prior companies. Mr. Blumberg qualifies as an "audit committee financial expert" under the applicable SEC rules and accordingly contributes to the Board of Directors his understanding of generally accepted accounting principles and his skills in auditing, as well as in analyzing and evaluating financial statements.

Peter Holst, Chairman of the Board, President and Chief Executive Officer. Prior to being named President and CEO in January 2013, Mr. Holst served as the Company’s Senior Vice President for Business Development since October 1, 2012. Mr. Holst has served as a director of the Company since January 2013 and as Chairman of the Board since July 2019. Mr. Holst has more than 28 years of experience in the collaboration industry. Prior to joining the Company, Mr. Holst served as the Chief Executive Officer of Affinity VideoNet, Inc., and as the President and Chief Operating Officer of Raindance Communications. Mr. Holst holds a degree in Business Administration from the University of Ottawa.

In considering Mr. Holst as a director of the Company, the Board reviewed his extensive knowledge and expertise in the communication services industry, and the leadership he has shown in his positions with prior companies.

James S. Lusk, Director. Mr. Lusk joined our Board of Directors in February 2007 and has served as the Lead Independent Director of the Board since July 2019. Mr. Lusk is currently the Chief Financial Officer of Sutherland Global Services, a global provider of business process transformation and technology management services. Mr. Lusk joined Sutherland in July 2015. From 2007 until July 2015, Mr. Lusk was Executive Vice President of ABM Industries Incorporated (NYSE:ABM), a leading provider of facility solutions, and served as ABM’s Chief Financial Officer from 2007 until April 2015. Prior to joining ABM, he served as Vice President, Business Services and Chief Operating Officer for the Europe, Middle East and Africa region for Avaya from 2005 to 2007. Mr. Lusk has also served as Chief Financial Officer and Treasurer of BioScrip/MIM, President of Lucent Technologies’ Business Services division, and interim Chief Financial Officer and Corporate Controller of Lucent Technologies. Mr. Lusk earned his B.S. (Economics), cum laude, from the Wharton School, University of Pennsylvania, and his

M.B.A (Finance) from Seton Hall University. He is a certified public accountant and was inducted into the AICPA Business and Industry Leadership Hall of Fame in 1999.
In considering Mr. Lusk as a director of the Company, the Board reviewed his extensive expertise and knowledge regarding finance and accounting matters, as well as compensation, risk assessment and corporate governance. Mr. Lusk qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to the Board of Directors his understanding of generally accepted accounting principles and his skills in auditing, as well as in analyzing and evaluating financial statements.
Deborah Meredith, Director. Ms. Meredith joined our Board of Directors in August 2021. Ms. Meredith currently serves as a board member, advisor and consultant to several high-tech companies with extensive experience in strategic roles with privately-held start-up companies such as Proofpoint, Aviatrix, Qventus, Alation and Kinsa Health. Ms. Meredith has more than three decades of experience working hands-on with company founders to assemble world-class teams, architect software products and establish a roadmap for operational success. Ms. Meredith earned a master's degree in computer science from Stanford University and an undergraduate degree in both computer science and mathematics from the University of Michigan.

In considering Ms. Meredith as a director of the Company, the Board reviewed her experience and expertise in the technology industry and the leadership she has shown in her positions with prior companies.

Vote Required For Approval
Pursuant to our bylaws, a plurality of the votes duly cast at the Annual Meeting is required for the election of directors. You may vote “FOR” or “WITHHOLD” authority to vote on this Proposal. The persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Abstentions, broker non-votes and withheld votes, if any, are not counted as votes cast and will have no effect on the outcome of this election.
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR TO SERVE UNTIL OUR NEXT ANNUAL MEETING OF STOCKHOLDERS, OR UNTIL HIS/HER SUCCESSOR IS DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors
Our Board of Directors currently consists of five directors. The current Board members include four independent directors, and our chief executive officer. The core responsibility of our Board of Directors is to exercise its business judgment to act in what it reasonably believes to be in the best interests of the Company and its stockholders. Further, members of the Board fulfill their responsibilities consistent with their fiduciary duty to the stockholders, and in compliance with all applicable laws and regulations. The primary responsibilities of the Board include:

•oversight of management performance and assurance that stockholder interests are served;
•oversight of the Company’s business affairs and long-term strategy; and
•monitoring adherence to the Company’s standards and policies, including, among other things, policies governing internal controls over financial reporting.
Our Board of Directors conducts its business through meetings of the Board and through activities of the standing committees, as further described below. The Board and each of the standing committees meet throughout the year and also holds special meetings and acts by written consent from time to time, as appropriate. Board agendas include regularly scheduled executive sessions of the independent directors to meet without the presence of management. The Board has delegated various responsibilities and authority to different committees of the Board, as described below. Members of the Board have access to all of our members of management outside of Board meetings.

Our Board of Directors met and/or acted by written consent eleven times during the year ended December 31, 2020. During this period, each director then in office attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director and (ii) the total number of meetings of committees of the Board of Directors on which he served, held during the period for which he served. The Company does not have a policy with regard to directors’ attendance at our annual meetings of stockholders. Our Chairman of the Board attended the 2020 annual meeting of stockholders.

Director Independence
Our Board of Directors has determined that each of our current directors, other than Mr. Holst qualifies as “independent” in accordance with the listing standards of The Nasdaq Capital Market. Because Mr. Holst is our president and chief executive officer and an employee of the Company, he does not qualify as independent.
The Nasdaq Capital Market independence definition includes a series of objective tests, such as that the director is not an officer or employee of the Company or its subsidiaries, has not engaged in various types of business dealings with the Company or it's subsidiaries. In addition, as further required by The Nasdaq Capital Market rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management, including each of the matters set forth under “Transactions with Related Persons” below.
Board Committees
The Board has an audit committee, a compensation committee and a nominating committee, and may form special committees as is required from time to time. Each of the committees regularly report on their activities and actions to the full Board. The charters for the audit committee, the compensation committee, and the nominating committee are available on the Company’s website at www.oblong.com/company/investor-relations. The contents of our website are not incorporated by reference into this document for any purpose.
Audit Committee

The audit committee currently consists of James Lusk (chair), Jason Adelman, and Matthew Blumberg. Our Board of Directors has determined that all members of the audit committee are “independent” within the meaning of the corporate governance of Nasdaq Capital Market and the SEC rules governing audit committees and “financially literate” for purposes of applicable Nasdaq Capital Market listing standards. In addition, our Board of Directors has determined that each of Messrs. Lusk, Adelman, and Blumberg has the accounting and related financial management expertise to satisfy the requirements of an “audit committee financial expert,” as determined pursuant to the rules and regulations of the SEC. The audit committee consults and meets with our independent registered public accounting firm, Chief Financial Officer and accounting personnel, reviews potential conflict of interest situations where appropriate, and reports and makes recommendations to the full Board of Directors regarding such matters. The audit committee met four times during the year ended December 31, 2020.

Please see “Report of the Audit Committee of the Board of Directors” below for additional information regarding the audit committee and the report of its members for the year ended December 31, 2020.
Compensation Committee
Our compensation committee currently consists of Jason Adelman (chair), James Lusk, and Deborah Meredith. Each member of the compensation committee meets the applicable independence requirements of The Nasdaq Capital Market. The compensation committee met two times during the year ended December 31, 2020.
The compensation committee is responsible for establishing and administering our executive compensation policies. The role of the compensation committee is to (i) formulate, evaluate and approve compensation of the Company’s directors, executive officers and key employees, (ii) oversee all compensation programs involving the use of the Company’s stock and (iii) produce, if required under applicable securities laws, a report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders. The duties and responsibilities of the compensation committee under its charter include:
•annually reviewing and making recommendations to the Board with respect to compensation of directors, executive officers and key employees of the Company;
•annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board the Chief Executive Officer’s compensation levels based on this evaluation;
•reviewing competitive practices and trends to determine the adequacy of the executive compensation program;
•approving and overseeing compensation programs for executive officers involving the use of the Company’s stock;
•approving and administering cash incentives for executives, including oversight of achievement of performance objectives, and funding for executive incentive plans;
•annually performing a self-evaluation on the performance of the compensation committee; and
•making regular reports to the Board concerning the activities of the compensation committee.

When appropriate, the compensation committee may, in carrying out its responsibilities, form and delegate authority to subcommittees. The Chief Executive Officer plays a role in determining the compensation of our other executive officers by evaluating the performance of those executive officers. The Chief Executive Officer’s evaluations are then reviewed by the compensation committee. This process leads to a recommendation for any changes in salary, bonus terms and equity awards, if any, based on performance, which recommendations are then reviewed and approved by the compensation committee.
Nominating Committee
Our nominating committee currently consists of Jason Adelman (chair), James Lusk, Matthew Blumberg, and Deborah Meredith. Each member of the nominating committee meets the independence requirements of the Nasdaq Capital Market. The nominating committee is responsible for assessing the performance of our Board of Directors and making recommendations to our Board regarding nominees for the Board. The nominating committee met two times during the year ended December 31, 2020.

The nominating committee considers qualified candidates to serve as a member of our Board of Directors that are suggested by our stockholders. Nominees recommended by stockholders will be given appropriate consideration and evaluated in the same manner as other nominees. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 25587 Conifer Road, Suite 105-231, Conifer, Colorado 80433. Stockholder submissions that are received in accordance with our bylaws and that meet the criteria outlined in the nominating committee charter are forwarded to the members of the nominating committee for review. Stockholder submissions must include the following information:
•a statement that the writer is our stockholder and is proposing a candidate for our Board of Directors for consideration by the nominating committee;
•the name of and contact information for the candidate;
•a statement of the candidate’s business and educational experience;
•information regarding each of the factors set forth in the nominating committee charter sufficient to enable the nominating committee to evaluate the candidate;
•a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;
•detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•a statement that the candidate is willing to be considered and willing to serve as our director if nominated and elected.
In considering potential new directors, the nominating committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with our industry; and prominence and reputation. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the nominating committee will consider diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees. The nominating committee will also consider whether the individual has the time available to devote to the work of our Board of Directors and one or more of its committees.
The nominating committee will also review the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on our Board of Directors. In making its selection, the nominating committee will bear in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The nominating committee will periodically review and reassess the adequacy of its charter and propose any changes to the Board of Directors for approval.
Contacting the Board of Directors
Any stockholder who desires to contact our Board of Directors, committees of the Board of Directors and individual directors may do so by writing to: Oblong, Inc., 25587 Conifer Road, Suite 105-231, Conifer, Colorado 80433, Attention: David Clark, Corporate Secretary. Mr. Clark will direct such communication to the appropriate persons.
Board Leadership Structure and Role in Risk Oversight
Mr. Holst has served as the Company’s President and Chief Executive Officer since January 2013 and has served as the Chairman of the Company’s Board of Directors since July 2019. Patrick Lombardi served as the Chairman of the Company’s Board of Directors from April 2014 until July 2019.  Effective on the date of the 2021 Annual Meeting, Mr. Blumberg will replace Mr. Holst as the Chairman of the Company’s Board of Directors.

To ensure a strong and independent Board, as discussed herein, the Board has affirmatively determined that all directors of the Company, other than Mr. Holst, are independent within the meaning of the Nasdaq Capital Market listing standards currently in effect. Our Corporate Governance Guidelines provide that non-management directors shall meet in regular executive session without management present, and that Mr. Lusk, who has served as our lead independent director, has acted as the Chairman of such meetings. Additionally, Mr. Lusk actively participated in establishing and setting Board meeting agendas. It is expected that Mr. Lusk will step down from his role as lead independent director upon the appointment of Mr. Blumberg as Chairman of the Company's Board of Directors.

The Board has an active role, directly and through its committees, in the oversight of the Company’s risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts.

Each of the Board’s committees also oversees the management of the Company’s risks that are under each committee’s areas of responsibility. For example, the audit committee oversees management of accounting, auditing, external reporting, internal controls and cash investment risks. The nominating committee oversees and assesses the performance of the Board and makes recommendations to the Board from time to time regarding nominees for the Board. The compensation committee oversees risks arising from compensation practices and policies. While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks. In this manner the Board is able to coordinate its risk oversight.

Family Relationships

There are no family relationships between the officers and directors of the Company.

Legal Proceedings

During the past ten years none of our directors or executive officers was involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee is composed of three members. Each member is a director who meets the current independence standards under the applicable SEC and Nasdaq Capital Market rules. The audit committee operates under a written audit committee charter. As described more fully in its charter, the purpose of the audit committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. Management is responsible for: the preparation, presentation and integrity of Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. EisnerAmper LLP (“EisnerAmper”), our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States). In accordance with applicable law, the audit committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.
The audit committee members need not be professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and EisnerAmper, nor can the audit committee certify that EisnerAmper is “independent” under applicable rules. The audit committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and EisnerAmper on the basis of the information it receives, discussions with management and EisnerAmper, and the experience of the audit committee’s members in business, financial and accounting matters. All members of the audit committee have been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Stockholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the Board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the Board.
In accordance with law, the audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees received through established procedures, of concerns regarding questionable accounting or auditing matters. Among other matters, the audit committee monitors the activities and performance of EisnerAmper, including the audit scope, external audit fees, independence matters and the extent to which the firm may be retained to perform non-audit services.
In accordance with audit committee policy and applicable legal requirements, all services to be provided by EisnerAmper are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from EisnerAmper. We obtain these services from other service providers as needed.

The audit committee has reviewed our audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee has discussed with EisnerAmper the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.
The audit committee has received the written disclosures and the letter from EisnerAmper required by applicable requirements of the Public Company Accounting Oversight Board regarding EisnerAmper’s communications with the audit committee concerning independence, and the audit committee has discussed with EisnerAmper its independence from management and the Company. The audit committee has also considered the compatibility of non-audit services with EisnerAmper’s independence.
Based on the audit committee’s review and discussions described in this report, the audit committee recommended to the Board of Directors that our audited consolidated financial statements for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.
Respectfully submitted,
James Lusk, Chairman
Jason Adelman
Matthew Blumberg

PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee, composed entirely of independent, non-employee members of the Board of Directors, has appointed the firm of EisnerAmper LLP (“EisnerAmper”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2021 and is asking the stockholders for ratification of the appointment.  If the stockholders do not approve the selection of EisnerAmper, the audit committee will reconsider the appointment, but may conclude that it is in the best interests of the Company to retain EisnerAmper for the current fiscal year. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company.
As our independent registered public accounting firm, EisnerAmper would audit our consolidated financial statements for the fiscal year ending December 31, 2021, review the related interim quarters, and perform audit-related services and consultation in connection with various accounting and financial reporting matters. EisnerAmper may also perform certain non-audit services for our Company. The audit committee has determined that the provision of the services provided by EisnerAmper as set forth herein are compatible with maintaining EisnerAmper’s independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant SEC rules.
Representatives of EisnerAmper are not expected to be present at the Annual Meeting, but will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Audit Fees
EisnerAmper, our principal accountant, billed us approximately $300,560 for professional services for the audit of our annual consolidated financial statements for the 2020 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2020 fiscal year. EisnerAmper billed us $344,480 for professional services for the audit of our annual consolidated financial statements for the 2019 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2019 fiscal year.
Audit-Related Fees
EisnerAmper did not bill us in the 2020 and 2019 fiscal years for any professional services rendered for audit-related items.
Tax Fees
EisnerAmper did not bill us in the 2020 and 2019 fiscal years for any professional services rendered for tax compliance, tax advice or tax planning.

All Other Fees
EisnerAmper did not bill us in the 2020 and 2019 fiscal years for any other products or services.
Audit Committee Pre-Approval Policy
The audit committee is required to pre-approve the engagement of EisnerAmper to perform audit and other services for the Company. Our procedures for the pre-approval by the audit committee of all services provided by EisnerAmper comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved, and the auditors are retained by the audit committee. The audit committee also has adopted policies and procedures for pre-approving all non-audit work performed by EisnerAmper. In accordance with audit committee policy and the requirements of law, all services provided by EisnerAmper in the 2020 and 2019 fiscal years were pre-approved by the audit committee and all services to be provided by EisnerAmper will be pre-approved. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed.
Vote Required For Approval
To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the total number of votes of our capital stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. To be approved, the shares voted “FOR” this proposal must exceed the number voted “AGAINST” this proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the proposal. Accordingly, an abstention will have the effect of a vote against the proposal. On this proposal, brokers will have discretionary authority to vote in the absence of timely instructions from their customers. As a result, we do not expect any broker non-votes to occur with respect to this proposal. However, any broker non-votes will have the same effect as a vote against this proposal.
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2, TO RATIFY THE SELECTION OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our capital stock as of November 12, 2021 by each of the following:
•each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known by us to own beneficially more than 5% of any class of our voting securities;
•the named executive officers set forth in the Summary Compensation Table under “Executive Compensation” below;
•each of our directors serving during 2021 and director nominees; and
•all of our directors and executive officers as a group.
The amounts and percentages in the table below are based on 30,816,048 shares of Common Stock issued and outstanding as of November 12, 2021.
As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of such date through the exercise or conversion of any option, warrant or other derivative security. Shares of Common Stock subject to options, restricted stock units (“RSUs”), warrants or other derivative securities which are currently exercisable or convertible or are exercisable or convertible within such 60 days are considered outstanding for computing the ownership percentage of the person holding such options, RSUs, warrants or other derivative security, but are not considered outstanding for computing the ownership percentage of any other person.

	Common Stock
Name and Address of Beneficial Owners (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Named Executive Officers and Directors:
Peter Holst	413,491	(3)	1.3%
David Clark	58,933	(4)	0.2%
Pete Hawkes	13,112	(5)	---%
Jason Adelman	646,000	(6)	2.1%
James Lusk	93,406	(7)	0.3%
Matthew Blumberg	—	(8)	---%
Deborah Meredith	—	(9)	---%
All directors, director nominees and executive officers as a group (7 persons)	1,224,942		4.0%

Greater than 5% Owners:
Foundry Group 700 Front St., Suite 104, Louisville, CO 80027	7,839,509	(10)	25.4%
Stepstone Group LP 4225 Executive Square, Suite 1600 La Jolla, CA 90237	3,692,661	(11)	12.0%
Morgan Stanley Funds 100 Front Street West Conshohocken, PA 19428	3,416,345	(12)	11.1%
_________________________
(1)    Unless otherwise noted, the address of each person listed is c/o Oblong, Inc., 25587 Conifer Road, Suite 105-231, Conifer, Colorado 80433.
(2)    Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them.
(3)    Includes 325,991 shares of Common Stock and 87,500 shares of Common Stock subject to stock options presently exercisable.
(4)    Includes 48,933 shares of Common Stock and 10,000 shares of Common Stock subject to stock options presently exercisable.
(5)    Includes 13,112 shares of Common Stock and excludes 150,000 shares of Common Stock subject to stock options not presently exercisable.
(6)    Based on ownership information from the Form 4 filed by Mr. Adelman with the SEC on August 20, 2021. Mr. Adelman beneficially owns 646,000 shares of Common Stock, of which 569,500 shares are held directly by Mr. Adelman and 76,500 shares are held in a retirement plan.
(7)    Based on ownership information from the Form 4 filed by Mr. Lusk with the SEC on August 20, 2021. Includes 54,502 shares of Common Stock, 10,000 shares of Common Stock subject to stock options presently exercisable, and 28,904 shares of Common Stock issuable from vested RSUs (for which the shares of Common Stock have not yet been delivered in accordance with the terms of these RSUs).
(8)    Based on ownership information from the Form 3 filed by Mr. Blumberg with the SEC on August 25, 2021.
(9)    Based on ownership information from the Form 3 filed by Ms. Meredith with the SEC on August 25, 2021.
(10)    Based on ownership information from an amendment to Schedule 13D filed on February 22, 2021.
(11)    Based on ownership information from an amendment to Schedule 13G/A filed on October 8, 2021.
(12)    Based on records from the Company's transfer agent as of the date of this Proxy Statement.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for the year ended December 31, 2020, all statements of beneficial ownership required to be filed with the SEC were filed on a timely basis with the exception of the following: David Clark, a current executive officer of the Company, failed to file on a timely basis a Form 4 to report two withholding transactions. The Form 4 was subsequently filed, and the Company is not aware of any failure by Mr. Clark to file a required form under Section 16 of the Exchange Act during 2020.

EXECUTIVE OFFICERS
The following table sets forth certain information regarding our current executive officers.

Name	Age	Position
Peter Holst	52	Chairman of the Board, President, and Chief Executive Officer
David Clark	52	Chief Financial Officer, Treasurer, and Corporate Secretary
Pete Hawkes	44	Senior Vice President, Design, Product, and Engineering
Biographies
Peter Holst, Chairman of the Board, President, and Chief Executive Officer. See “Proposal No. 1 - Election of Directors — Nominee Biographies” above for Mr. Holst’s biography.
David Clark, Chief Financial Officer, Treasurer, and Corporate Secretary. Mr. Clark joined the Company in March 2013 as Chief Financial Officer. Mr. Clark has more than 29 years of experience in finance and accounting. Prior to joining the Company, Mr. Clark served as Vice President of Finance, Treasurer and acting Chief Financial Officer for Allos Therapeutics, a publicly traded biopharmaceutical company, and as Chief Financial Officer of Seurat Company (formerly XOR, Inc.), an e-commerce managed services company. Mr. Clark started his career and spent seven years in the audit practice of PricewaterhouseCoopers LLP. Mr. Clark is an active Certified Public Accountant and received a Master of Accountancy and a B.S. in Accounting from the University of Denver.

Pete Hawkes, Senior Vice President, Design, Product & Engineering. Mr. Hawkes joined the Company in October 2011. Mr. Hawkes previously held the position of Director of Interaction Design at the Company and was promoted to his current position in May 2020. Mr. Hawkes received an M.F.A. in Design Media Arts from the University of California Los Angeles.
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth for the years ended December 31, 2020 and 2019 the compensation awarded to, paid to, or earned by: Peter Holst, Chairman of the Board, President, and Chief Executive Officer; David Clark, CFO, Treasurer, and Corporate Secretary; Pete Hawkes, SVP, Design, Product, and Engineering; and John Underkoffler, as a former Director and Chief Technology Officer of the Company (the “named executive officers”), as follows:

Name and Principal Positions	Year	Salary ($)		Bonus ($)	Stock Awards (1) ($)		All Other Compensation ($)		Total ($)
Peter Holst	2020	199,875		210,000	—		8,550	(2)	418,425
Chairman of the Board, President, and Chief Executive Officer	2019	199,875		212,500	43,668	(3)	10,790	(2)	466,833
David Clark	2020	225,133		118,125	—		8,550	(2)	351,808
Chief Financial Officer, Treasurer, and Corporate Secretary	2019	225,133		119,295	13,974	(4)	10,790	(2)	369,192
John Underkoffler	2020	100,000	(5)	—	—		115,400	(5)	215,400
Former Director and Former CTO	2019	75,000	(6)	—	—		250		75,250
Pete Hawkes	2020	180,304	(7)	—	—		—		180,304
Senior Vice President, Design, Product, and Engineering	2019	—		—	—		—		—

(1) These amounts represent the aggregate grant date fair value for awards of RSUs for 2019 and 2020, computed in accordance with FASB ASC Topic 718.
(2) Represents a matching contribution under the Company’s 401(k) Plan of $8,550 and $8,400 for 2020 and 2019, respectively, and $2,390 of parking reimbursement for 2019.
(3) Represents the grant date fair value of 33,334 performance-vested RSU awards granted on January 28, 2019. These awards terminated without vesting on June 1, 2019 pursuant to their terms.
(4) Represents the grant date fair value of 10,667 performance-vested awards RSU granted on January 28, 2019. These awards terminated without vesting on June 1, 2019 pursuant to their terms.
(5) Effective May 1, 2020, Mr. Underkoffler was no longer with the Company as an employee and therefore the salary shown herein represents salary earned from January 1, 2020 through May 1, 2020 (Mr. Underkoffler’s annual salary was $300,000). Mr. Underkoffler received a severance payment of $100,000 and COBRA benefits in connection with his separation from the Company pursuant to the terms of a Separation Agreement (which is reflected in the “All Other Compensation” column and is discussed further in “Agreements with Named Executive Officers” below). Effective November 9, 2020, Mr. Underkoffler resigned from the Board of Directors.
(6) Mr. Underkoffler joined the Company on October 1, 2019 and therefore the salary shown herein represents salary earned from October 1, 2019 through December 31, 2019.
(7) Effective June 29, 2020, Mr. Hawkes annual salary is $200,000. With Mr. Underkoffler’s departure, Mr. Hawkes became a newly designate named executive officer of the Company; accordingly, only compensation received with respect to fiscal year 2020 is presented in the table above.

Outstanding Equity Awards at 2020 Fiscal Year-End

The table set forth below presents the number and values of exercisable stock option awards and restricted stock awards held by the named executive officers at December 31, 2020:

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Peter Holst	1/13/2013	87,500	$19.80	1/13/2023
David Clark	3/25/2013	10,000	$15.10	3/25/2023
Pete Hawkes	10/1/2019				801	41,171

(1) All stock option awards held by Messers Holst and Clark were fully vested and exercisable as of December 31, 2020
(2) At December 31, 2020, Mr. Hawkes held 801 restricted shares of Series D Preferred Stock, which were subject to vesting over a two-year period following the closing date (October 1, 2019) of the Merger, subject to his continued employment through each such vesting date. On February 12, 2021, vesting was accelerated for Mr. Hawkes’ remaining restricted shares of Series D Preferred Stock in connection with the conversion of Series D Preferred Stock to common stock on such date.
(3) Calculated on an as-converted basis to common stock at a per share price of $5.14, which was the closing price of our common stock as of December 31, 2020.

401(k) Plan
The Company maintains a tax-qualified 401(k) plan on behalf of its eligible employees, including its named executive officers. Pursuant to the terms of the plan, for fiscal years 2020 and 2019 eligible employees may defer up to 80% of their salary each year, and the Company matched 50% of an employee’s contributions on the first 6% of the employee’s salary. This matching contribution vests over four years.

Agreements with Named Executive Officers
We have entered into employment agreements with certain of our named executive officers, excluding Mr. Hawkes. All named executive officers, whether or not subject to an employment agreement, are “at will” employees of the Company.

Peter Holst Employment Agreement.

On January 13, 2013, the Board appointed Peter Holst as the Company’s President and Chief Executive Officer, and as a member of the Board. In connection with his appointment, the Company entered into an employment agreement with Mr. Holst, which was subsequently amended and restated as of January 28, 2016 and as of July 19, 2019 (as amended and restated, the “Holst Employment Agreement”). Pursuant to the Holst Employment Agreement, Mr. Holst received an annual base salary of $199,875 for 2019 and 2020 and is eligible to receive an annual incentive bonus equal to 100% of his base salary, at the discretion of the compensation committee of the Board based on meeting certain financial and non-financial goals. Effective July 1, 2021, Mr. Holst's annual base salary was increased to $295,000.

Under the terms of the Holst Employment Agreement, if Mr. Holst’s employment is terminated outside of a “change in control” (as defined in the Holst Employment Agreement) (i) by the Company without “cause” or by Mr. Holst for “good reason” (as such terms are defined therein) or (ii) as a result of the expiration of the term of the Holst Employment Agreement caused by the Company's election not to renew such agreement, then he will be entitled to receive the following payments and benefits, subject to his execution and non-revocation of an effective general release of claims in favor of the Company:

•12 months’ base salary, payable in equal monthly installments in accordance with the Company’s normal payroll practices;
•100% of his maximum annual target bonus payable for the calendar year in which such termination occurs;
•100% accelerated vesting of Mr. Holst’s then-unvested shares of restricted stock and RSUs; and
•payment (or reimbursement) of the COBRA premiums for continuation of coverage for Mr. Holst and his eligible dependents under the Company’s then existing medical, dental and prescription insurance plans for a period of 12 months.

In addition to the above payments and benefits, in the event that Mr. Holst’s employment is terminated during the 18-month period following a “change in control” (i) by the Company without “cause” or by Mr. Holst for “good reason” or (ii) as a result of the expiration of the term of the Holst Employment Agreement caused by the Company’s election not to renew such agreement, then he will be entitled to receive the following payments and benefits, subject to his execution and non-revocation of an effective general release of claims in favor of the Company:

•24 months’ base salary, payable in equal monthly installments in accordance with the Company’s normal payroll practices;
•100% of his maximum annual target bonus payable for the calendar year in which such termination occurs;
•a pro-rated portion of his maximum annual target bonus for the calendar year in which the effective date of the termination occurs;
•80% accelerated vesting of Mr. Holst’s then-unvested shares of restricted stock and RSUs; and
•payment (or reimbursement) of the COBRA premiums for continuation of coverage for Mr. Holst and his eligible dependents under the Company’s then existing medical, dental and prescription insurance plans for a period of 12 months.

In consideration of the payments and benefits under the Holst Employment Agreement, Mr. Holst is restricted from engaging in competitive activities for 12 months after the termination of his employment, as well as prohibited from soliciting the Company’s clients and employees and from disclosing the Company’s confidential information.

The Holst Employment Agreement contains a “best after-tax benefit” provision, which provides that, to the extent that any amounts payable under the Holst Employment Agreement would be subject to the federal tax levied on certain “excess parachute payments” under Section 4999 of the Code, the Company will either pay Mr. Holst the full amount due under the Holst Employment Agreement or, alternatively, reduce his payments to the extent that no Section 4999 excise tax would be due, whichever provides the highest net after-tax benefit to Mr. Holst.
David Clark Employment Agreement.
On March 25, 2013, the Company entered into an employment agreement with David Clark in connection with his appointment as Chief Financial Officer of the Company, which was subsequently amended and restated on July 19, 2019 (as amended and restated, the “Clark Employment Agreement”). Pursuant to the Clark Employment Agreement, Mr. Clark received an annual base salary of $225,133 for 2019 and 2020 and is eligible to receive an annual incentive bonus equal to 50% of his base salary, at the discretion of the compensation committee of the Board, based on meeting certain financial and non-financial goals. Effective July 1, 2021, Mr. Clark's annual base salary was increased to $260,000.
Under the terms of the Clark Employment Agreement, if Mr. Clark’s employment is terminated outside of a “change in control” (as defined in the Clark Employment Agreement) (i) by the Company without “cause” or by Mr. Clark with or without “good reason” (as such terms are defined therein) or (ii) as a result of the expiration of the term of the Clark Employment Agreement caused by the Company’s election not to renew such agreement, then he will be entitled to receive the following payments and benefits, subject to his execution and non-revocation of an effective general release of claims in favor of the Company:

•Six months’ base salary, payable in equal monthly installments in accordance with the Company’s normal payroll practices;
•50% of his maximum annual target bonus payable for the calendar year in which such termination occurs;
•a pro-rated portion of his maximum annual target bonus for the calendar year in which the effective date of termination occurs;
•100% accelerated vesting of Mr. Clark’s then-unvested shares of restricted stock and RSUs; and
•payment (or reimbursement) of the COBRA premiums for continuation of coverage for Mr. Clark and his eligible dependents under the Company’s then existing medical, dental and prescription insurance plans for a period of six months.

In addition to the above payments and benefits, in the event that Mr. Clark’s employment is terminated during the 18-month period following a “change in control” by the Company without “cause” or by Mr. Clark for “good reason,” then he will also be entitled to receive (i) increased severance equal to 18 months’ base salary, (ii) 100% of his maximum annual target bonus payable for the calendar year in which such termination occurs, and (iii) extended payment (or reimbursement) of the COBRA premiums for 12 months. In such event, Mr. Clark will be entitled to receive 80% accelerated vesting of his then-unvested shares of restricted stock and RSUs.

In consideration of the payments and benefits under the Clark Employment Agreement, Mr. Clark is restricted from engaging in competitive activities for six months after the termination of his employment, as well as prohibited from soliciting the Company’s clients and employees and from disclosing the Company’s confidential information.

John Underkoffler Separation Agreement.
On May 7, 2020, the Company announced that Mr. John Underkoffler had ceased serving in the role of Chief Technology Officer effective as of May 1, 2020. On November 9, 2020, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. Underkoffler to aid in Mr. Underkoffler’s transition from the Company. Pursuant to the Separation Agreement, among other things: (i) the Company agreed to make a severance payment of $100,000 to Mr. Underkoffler (which was paid in a single lump sum during the year ended December 31, 2020) and provided him payment (or reimbursement) of the COBRA premiums for continuation of health insurance benefits for twelve months; (ii) Mr. Underkoffler executed a customary release of claims and proprietary information and inventions agreement; and (iii) Mr. Underkoffler resigned as a director of the Company effective as of November 9, 2020. Mr. Underkoffler’s resignation was not a result of any disagreement with the Company regarding any matter relating to its operations, policies or practices.

Potential Payments to Named Executive Officers upon Termination or Change-in-Control

In accordance with the terms of the 2007 Stock Incentive Plan and 2014 Equity Incentive Plan, upon a Change in Control or Corporate Transaction, as each such term is defined in such Plans, all shares of restricted stock, restricted stock units and all unvested options immediately vest. No Named Executive Officer is entitled to accelerated vesting in connection with Voluntary Resignation, retirement, disability or a termination for cause. In accordance with the terms of the 2019 Equity Incentive Plan, the Company is given authority to accelerate the timing of the exercise provisions of awards under such plan in the event of certain change in control or other corporate transactions.

See “Agreements with Named Executive Officers” above for a discussion of certain payments the Company could be required to make upon the termination of a Named Executive Officer.

DIRECTOR COMPENSATION

The Company’s director compensation plan provides that non-employee directors are entitled to receive annually: (i) a grant of 2,500 shares of Restricted Stock or RSUs (pro-rated as necessary for the period of service from the director’s date of appointment to the Board of Directors until the next annual meeting of stockholders); and (ii) a retainer fee of $20,000. The annual fee is payable in equal quarterly installments on the first business day following the end of the calendar quarter, in cash or shares of Restricted Stock, as chosen by the director, on an annual basis on or before December 31 of the applicable fiscal year. Prior to the 1-for-10 reverse stock split of the Company’s issued and outstanding shares of Common Stock effective as of April 17, 2019 (the “2019 Reverse Stock Split”), the grant of shares of restricted stock or RSUs included in the director compensation plan was set at 25,000 shares. In addition, during 2019, the retainer fee included in the director compensation plan was revised from $25,000 to the current amount of $20,000. The annual equity grants to directors are made as of the date of the annual meeting of the Company’s stockholders. Grants of Restricted Stock or RSUs vest on the first anniversary of the grant date or earlier upon the occurrence of certain termination events or upon a change in control of the Company. Vested RSUs are settled in shares of Common Stock on a 1-for-1 basis upon the earliest of (i) the tenth anniversary of the grant date of the RSUs, (ii) a change in control (as defined in the award agreement) of the Company and (iii) the date of a director’s separation from service.

The Company also pays the chairman of its Board of Directors an additional cash payment of $20,000 per year, the chairperson of its audit committee an additional cash payment of $10,000 per year, each of the chairpersons of its compensation committee and nominating committee an additional cash payment of $5,000 per year, and each non-chair member of any standing committee an additional cash payment of $3,000 per year, in each case payable in equal quarterly installments in arrears. In addition, the Company may establish special committees of the Board from time to time and provide for additional retainers in connection therewith.

There are no agreements or arrangements between any director or director nominee and any person or entity other than the Company relating to the compensation or other payment in connection with such person's candidacy or service as director.

The following table represents compensation for the Company’s non-employee directors during the year ended December 31, 2020. All compensation for Peter Holst, the Company’s Chairman during the year ended December 31, 2020, President and CEO, and John Underkoffler, the Company’s former Chief Technology Officer, during the year ended December 31, 2020 is included in the Summary Compensation Table under “Executive Compensation” above.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total Fees
Jason Adelman	$30,000	None	$30,000
James S. Lusk	$33,000	None	$33,000
Richard Ramlall (2)	$19,500	$35,475	$54,975

(1) These amounts represent the aggregate grant date fair value for awards of restricted stock units for fiscal year 2020 computed in accordance with FASB ASC Topic 718.
(2) Mr. Ramlall decided to not stand for re-election to the Board at the Company’s 2020 Annual Meeting of Stockholders (which took place on December 22, 2020). Mr. Ramlall was issued 7,500 shares of common stock on December 22, 2020 and did not receive cash fees for the fourth quarter of 2020.

As of December 31, 2020, Mr. Lusk has 10,000 outstanding vested stock options and 627 unvested restricted stock awards. In addition, as of December 31, 2020, 28,904 vested RSUs issued to Mr. Lusk remain outstanding due to the deferred payment provisions set forth in these RSU awards. No other equity awards are outstanding as of December 31, 2020 for the remaining non-employee directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning our equity compensation plans as of December 31, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Stock Options (a)	Weighted-Average Exercise Price of Outstanding Stock Options (b)	Number of Securities to be Issued Upon Vesting of Outstanding Restricted Stock Units (*) (c)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in columns (a) & (c))
Equity compensation plans approved by security holders	107,500	$19.64	—	3,013,500
___________________
(*) As of December 31, 2020, 28,904 vested RSUs remain outstanding under the Company’s 2014 Equity Incentive Plan, as shares of common stock have not yet been delivered for these units in accordance with the terms of the RSUs.

TRANSACTIONS WITH RELATED PERSONS

Other than compensation arrangements for our directors and named executive officers, which are described elsewhere in this proxy statement, below we describe transactions since January 1, 2019 to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Underkoffler Separation Agreement
On November 9, 2020, the Company entered into a Separation Agreement (the “Separation Agreement”) with John Underkoffler, the former Chief Technology Officer and Director of the Company, to aid in Mr. Underkoffler’s transition from the Company. Pursuant to the Separation Agreement, among other things (i) the Company agreed to make certain severance payments to Mr. Underkoffler, consisting of a single cash payment of $100,000 and payment of COBRA premiums for a twelve (12) month period, (ii) Mr. Underkoffler executed a customary release of claims and proprietary information and inventions agreement in favor of the Company, and (iii) Mr. Underkoffler resigned as a director of the Company effective as of November 9, 2020. Mr. Underkoffler’s resignation was not a result of any disagreement with the Company regarding any matter relating to its operations, policies or practices.
Policy on Future Related Party Transactions
Transactions with related parties, including the transactions referred to above, are reviewed and approved by independent members of the Board of Directors of the Company in accordance with the Company’s written Code of Business Conduct and Ethics.

HEDGING POLICY

We have adopted an Insider Trading Policy that prohibits all of our directors, officers and employees, as well as any other person having access or potential access to material information, from entering into hedging or monetization transactions or similar arrangements with respect to the Company’s securities, short sales, and puts, calls or other derivative securities on the Company’s securities, unless advance approval is obtained from the Company’s Chief Financial Officer.
CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics, as amended effective October 12, 2015, that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. The text of the code of conduct and ethics (as amended) is posted on our website at www.oblong.com/company/investor-relations and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 25587 Conifer Road, Suite 105-231, Conifer, Colorado 80433. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the national securities exchange on which the Company trades.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Any stockholder who intends to present a proposal for inclusion in our proxy materials for the Company’s 2021 annual meeting of stockholders must deliver the proposal to the Corporate Secretary of Oblong, Inc. at 25587 Conifer Road, Suite 105-231, Conifer, Colorado 80433, no later than July 17, 2022.
In addition, our bylaws provide that, in order for a stockholder to timely propose business for consideration at our next annual meeting of stockholders or nominate a person for election to our Board of Directors at our next annual meeting of stockholders, the stockholder must give written notice to our Corporate Secretary at our principal executive offices between September 17, 2022, which is 90 days prior to the anniversary of our 2021 annual meeting of stockholders, and October 17, 2022, which is 60 days prior to such anniversary. In the event that our next annual meeting of stockholders is called for a date that is not within 30 days before or after December 16, 2022, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which notice of our next annual meeting of stockholders is mailed or public disclosure of our next annual meeting of stockholders is made, whichever occurs first.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The SEC previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.
Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:
•Stockholders whose shares are registered in their own name should contact our transfer agent, American Stock Transfer & Trust Company, LLC, and inform them of their request by calling them at 1-800-937-5449 or writing them at 6201 15th Avenue, 2nd Floor, Brooklyn, NY 11219.

•Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.
We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of the Company’s proxy materials. You may call the Corporate Secretary at 303-640-3838 or send your request to the Corporate Secretary at 25587 Conifer Road, Suite 105-231, Conifer, Colorado 80433.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the internet at the SEC’s web site at www.sec.gov.
We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
OBLONG, INC.
25587 Conifer Road, Suite 105-231,
Conifer, Colorado 80433
Attention: Corporate Secretary
303-640-3838

OTHER MATTERS

The Board of Directors knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, the persons named in the enclosed proxy will have the discretion to vote such matters in accordance with their judgment.

OBLONG, INC. 25587 CONIFER ROAD, SUITE 105-231 CONIFER, COLORADO 80433
VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 15, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 15, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your completed and signed proxy card must be received by December 15, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

OBLONG, INC.
The Board of Directors recommends you vote FOR the following: 1.Election of Directors Nominees: 01) Jason Adelman 04) Matthew Blumberg 02) Peter Holst 05) Deborah Meredith 03) James Lusk	For All ☐	Withhold All ☐	For All Except ☐
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) you wish to withhold on the line below.

________________________________________

The Board of Directors recommends you vote “FOR” Proposal No. 2.	For	Against	Abstain
2. Ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

OBLONG, INC.
Annual Meeting of Stockholders
December 16, 2021 10:00 AM MST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Peter Holst and David Clark, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common and Preferred Stock of OBLONG, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM MST on December 16, 2021, at the offices of Arnold & Porter Kaye Scholer LLP, located at 1144 Fifteenth Street, Suite 3100, Denver, Colorado 80202.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side